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                                    Exhibit 1

                  Agreement as to Joint Filing of Schedule 13D

    Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on its behalf.

Date:  December 6, 1997

                                           SALOMON BROTHERS INC

                                           By: /s/ Stephanie B. Mudick
                                                   Name: Stephanie B. Mudick
                                                   Title: Assistant Secretary

                                           SALOMON BROTHERS
                                           HOLDING COMPANY INC


                                           By: /s/ Stephanie B. Mudick
                                                   Name: Stephanie B. Mudick
                                                   Title: Assistant Secretary

                                           SALOMON SMITH BARNEY
                                           HOLDINGS INC.


                                           By:  /s/ Howard M. Darmstadter
                                                    Name: Howard M. Darmstadter
                                                    Title: Assistant Secretary

                                           TRAVELERS GROUP INC.


                                           By: /s/ Stephanie B. Mudick
                                                   Name: Stephanie B. Mudick
                                                   Title: Assistant Secretary